Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made effective as of this 1st day of October, 2016, by and between COPsync, Inc., hereafter (“COYN”), a public corporation and Child Safety Network, LLC master licensor for and Child Safety Network , Inc. (collectively called “CSN” and  or (“Consultant”).

RECITALS
WHEREAS COYN desires to retain Consultant and Consultant desires to provide consulting services to COYN. The parties endeavor to create brand awareness and adoption of COYN’s services, benefits and technologies by schools and law enforcement agencies throughout the United States and wherever else in the world that COYN may wish to have its products introduced and sold. In particular, COYN desires to become recognized by school districts and law enforcement agencies throughout North America and to build upon strategies and contacts of Consultant to help build cases for budget approvals for COYN’s products by Mayor’s, Governors and/or other elected officials that can assist in the budget approval process and to facilitate revenue and positive publicity for COYN.

AGREEMENT

THEREFORE, in consideration of the recitals and mutual promises contained herein, the parties agree as follows:

1. Services. COYN hereby retains Consultant to perform, and Consultant hereby agrees to provide to COYN, those consultation services (the “Services”) described in the Statement of Work (“SOW”) attached hereto as Exhibit A and is incorporated by reference as if fully set forth herein.  The SOW may be amended by the parties from time to time in accordance with this Agreement. The Consultant shall retain sole and absolute discretion in the manner and means of carrying out Consultant’s activities and responsibilities under this Agreement, except to the extent as specified in this Agreement.

2. Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for twelve (12) consecutive months. The parties may negotiate to extend the term of this Agreement and the terms and conditions under which this Agreement shall continue.

3. Compensation. COYN agrees to pay for the services rendered in the SOW for the performance as provided in Exhibit B to this Agreement.

4. Termination.  This Agreement may be terminated by either party for any reason upon thirty (30) days written notice in accordance with Section 19 hereof.

5. Survival.  The provisions of Section 8(a) through (e) of this Agreement set forth below shall survive the termination of this Agreement and remain in full force and effect hereafter.

6. Facilities. The place of work shall be at Consultant’s discretion, except as otherwise required by the nature of the work.

7. Reporting and Reimbursement. COYN agrees to reimburse Consultant for all actual reasonable and necessary, pre-approved expenditures, which are directly related to the Consultation Services.  Consultant agrees to invoice COYN for qualified pre-approved expenses. The monthly invoice shall itemize all expenses according to COYN expense report procedures. The Consultant shall also prepare and furnish reports at COYN’s request concerning the Services rendered. All payments for required travel will be paid for by COYN in advance or reimbursed to Consultant as mutually agreed. However, any COYN approved expenses incurred by Consultant hereunder shall be paid within 30 days of receipt of the itemized expense report delivered to COYN by Consultant.

8. Confidentiality/Non-Disclosure.  In the course and performance of this Agreement, Consultants and COYN may be exposed to, and will be required to, use certain “Confidential Information” (as hereinafter defined) belonging to each of the parties to this Agreement.  Consultant and COYN mutually agree that they will not use, and their respective employees, agents or representatives will not use, directly or indirectly, such Confidential Information for the benefit of any person, entity or organization without written authorization of either party to this Agreement either during or after the term of this Agreement, for as long as such information retains the characteristics of Confidential Information.

(a) Definition.  “Confidential Information” means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, customers, customer lists, contact lists, software, developments, marketing, marketing strategies, advertising strategies, video production or any digital media, proprietary methods, business plans, data reports, methods of doing business, finances or other business information disclosed by COYN or developed by the Consultant and/or COYN as part of the SOW either directly or indirectly in writing, orally or otherwise.

(b) Confidential Information.  COYN and Consultant hereby agree not to disclose any Confidential Information and further agree to review and in good-faith execute a more formal description of the Confidential Information as it becomes known as a result of the performance hereunder if requested by COYN.

(c) Other Confidential Information.  Both parties to this Agreement agree that they will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any other person or entity with which either of them has an agreement or duty to keep in confidence, if any, without first receiving the written consent of the party having ownership of, or control over, such confidential information.

(d) Third Party Confidential Information.  Consultant and COYN each recognizes that the other party has received and may in the future receive from third parties confidential or proprietary information subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes addressed to the undertakings that COYN and the Consultant have engaged to progress.  Consultant and COYN each agrees to respect any such agreement entered into by the other party of which they or either of them has actual knowledge when such knowledge is received.

(e) Return of Materials.  Upon the termination of this Agreement, or upon the earlier request of the other party to this Agreement, each party to this Agreement will deliver to the other all of the Confidential Information of the other party that it may have in its possession or control, together with all copies and abstracts thereof.

9. Equitable Relief.  The parties may apply to any state or federal court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

10. Arbitration. Any controversy or claim arising out of, or related to, the interpretation, validity, construction, performance, breach or termination of this Consulting Agreement, such dispute or controversy shall be settled by arbitration in accordance with the proceedings under the American Arbitration Association (“AAA”) rules and such arbitration will be the exclusive dispute resolution method.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision and award determined by such arbitrator shall be final, conclusive and binding upon both parties.  Except where clearly prevented by an area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved.

 (a) Arbitration Service Selection.  The arbitration shall be conducted by a mutually agreeable arbitration service using a single arbitrator, pursuant to the applicable rules in effect at the time of arbitration.  The arbitration shall be held in Los Angeles, California, unless otherwise agreed by both parties.  Each party to this Agreement will be responsible for the payment of one half (1/2) of the fee for the arbitration. In the event a dispute is submitted to arbitration, the parties will be responsible for their own legal fees unless otherwise agreed in writing by the parties. The award of the arbitrator shall be of the same force and effect as a final enforceable judgment of a court of competent jurisdiction.

(b) Consent to Personal Jurisdiction.  The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules.  Consultant and Company hereby consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Virginia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) Acknowledgment.  BOTH PARTIES HAVE READ AND UNDERSTAND SECTION 10, WHICH DISCUSSES ARBITRATION.  BOTH PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY SIGNING THIS AGREEMENT, THEY BOTH AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF ALL RIGHTS OF BOTH PARTIES TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

11. Modification.  No modification, termination, or attempted waiver of this Agreement, or any provision thereof, shall be valid unless in writing signed by an officer or general partner of both parties.

12. Assignment.  Neither this Agreement nor any right hereunder, nor any interest herein, may be assigned or transferred by either party without the express written consent of the other party.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the state of California.

14. Entire Agreement.  This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto as specified in Section 11 above.

15. Attorney’s Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the parties will be responsible for their own fees unless otherwise agreed in writing by the parties.

16. Successors and Assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party, its successors or assignees.  The benefits and obligations of this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns. The permitted assigns are any entity acquiring all or substantially all of the assets or outstanding equity of a party and any wholly owned U.S. subsidiary of a party.

17. Relationships. No joint venture, partnership, agency, or other relationship, which would impose liability upon one party for the act or failure to act of the other, shall be created or implied hereby or here from. Except as is expressly set forth herein, each party shall bear full and sole responsibility for its own expenses, liabilities, costs of operation, and the like. Neither party has or shall have the power to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the other party.

18. Severability/Waiver. If the application of any provision or provisions of this Consulting Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Consulting Agreement shall not in any way be affected or impaired thereby. The waiver of any one default shall not waive defaults of the same or a different kind.

19. Notices.   Any notice to be given pursuant to this Consulting Agreement shall be in writing and shall be deemed to have been given at the time when delivered in person to a party, if an individual, or to an officer or general partner of a party otherwise or upon the earlier of (i) actual receipt by the addressee and (ii) one business day following the date of delivery to a messenger service providing for overnight delivery and addressed to the address of the intended recipient thereof appearing on this Consulting Agreement marked to the attention to the signatory hereof.

20. Miscellaneous. This Consulting Agreement constitutes the full and complete understanding of the parties, superseding all previous agreements on the subject matter hereof.  The section headings in this Consulting Agreement are solely for convenience and shall not be considered in its interpretation. This Consulting Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The exhibits referred to herein and annexed hereto are hereby incorporated into and made a part of this Consulting Agreement.

Authorized Signatures

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FOR: COPSYNC, INC. (“COYN”)	FOR: CONSULTANT

BY: /s/ Ronald A. Woessner	BY: /s/ Ward E. Leber
Ronald Woessner, CEO & Director	Ward Eric Leber, President

COYN COPsync, Inc.	Child Safety Network, LLC
16415 Addison Road #300
Addison Road, TX 75001

DATE: November 21, 2016	DATE: _________________________

EXHIBIT A
Statement of Work

The following relates to an undertaking by Consultant on behalf of COYN
•
Deliver within 30 days of this agreement an organized “go-to-market” strategy with exact tactics and targets included for implementation throughout the term of this agreement a “first draft” of said strategy is attached hereto as Exhibit C.

•
Cause COYN to be a fully endorsed licensee of CSN, with all license fees paid in full as a result of COYN’s performance under Exhibit B which describes compensation. The “paid in Full License agreement is attached hereto as Exhibit D.

•	Build understanding, acceptance and implementation support across a broad spectrum of the U.S. Law Enforcement Community on behalf of CopSync security solutions.
•	Contact all Targets and advance relationships as directed by COYN with and among:
•	International Association of Chiefs of Police (IACP)
•	National Sheriffs’ Association (NSA)
•	FBI leadership, Washington, D.C.& Quantico, Va. (Training for FBI National Academy)
•	U.S. Dept. of Justice Criminal Division
•	Washington D.C. Metropolitan Police
•	U.S. Capitol Police
•	FBI Agents Assn.
•	Department of Homeland Security (TSA)
•	INTERPOL-Americas
•	Engage with our established contacts with the State Attorneys General’s offices throughout the Country.
•	Engage with the pertinent associations of Mayors both Democrat & Republican
•	Engage with the pertinent associations of Governors both Democrat & Republican
•	Present CopSync technology and applications to Committees and Sub-Committees of the U.S. House and Senate (inclusive of relevant leadership and Senior Staffs)
•	Engage relevant and supportive members of the Print and Electronic Media
•
Work with Child Safety Network (“CSN”) as mutually agreed to coordinate law enforcement with CSN’s contacts developed by their national decades-old relationships with all relevant local, state and federal organizations that influence decisions regarding safety and security at schools; including schools that are considered “Public, Montessori, Charter, Military, Private and Religious.”

Initial            /s/ RAW

EXHIBIT B
Term and Compensation

Compensation for these services, as described above, will be due upon execution of the agreement in two parts:

1. Monthly Service Fee: The Monthly Service Fees will be billed at the rate of $35,000.00 (thirty-five thousand dollars) per month, for a period of twelve (12) months, or continuing as this Agreement may be extended by the mutual consent of the parties. Such monthly fee shall be remitted to the Consultant upon execution of this agreement by wire transfer and continue every 30 days for 12 consecutive months with instructions as follows:

[CONFIDENTIAL]
1.1 Services Covered by Monthly Service Fee: In addition to Exhibit A attached hereto and for the removal of doubt, CSN will use the Monthly Service fee to cover three specific areas of deliverables:
a. CSN License fee which provides all benefits described in Exhibit D; and
b. All Government Relations fees performed by Joel S. Lisker & Associates or other mutually agreed contractors of CSN; and
c. All Consultant’s deliverables, with the exception, of approved expenses to be reimbursed to Consultant by COYN in accordance with Section 7 entitled “Reporting and Reimbursement”.

2.  Equity Compensation: Consultant shall be granted, effective October 1, 2016, options to acquire 420,000 shares of the Company Common Stock; the options shall vest pro-rata and monthly over 12 months; the option exercise price shall be $1.00 per share; the options shall continue to vest so long as this Agreement is in effect; the vesting of the options shall automatically accelerate upon a change in control of the Company.

The option grant shall be documented in a separate option agreement between the Company and Consultant.

Initial        /s/ RAW